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                                                                    EXHIBIT 23.3


             CONSENT OF FISH & RICHARDSON P.C. TO BEING NAMED IN THE
                             REGISTRATION STATEMENT




         The undersigned hereby consents to being named under the heading "Experts" in the Registration Statement on Form S-1 of Sitara Networks, Inc. (the "Company").




                                               FISH & RICHARDSON P.C.

                                               By: /s/ Eric L. Prahl
                                                   -----------------------------
                                                     Name: Eric L. Prahl
                                                     Title: Principal


City: Boston         State: Massachusetts
Dated:  November 15, 2000